As filed with the Securities and Exchange Commission on December 14, 2005.

Registration No. 333-113004

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-effective Amendment No. 8 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LANDAMERICA FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	54-1589611
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

101 Gateway Centre Parkway

Richmond, Virginia 23235-5153

(804) 267-8000

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Copies of Communications to:
Michelle H. Gluck, Esquire Executive Vice President, General Counsel and Corporate Secretary LandAmerica Financial Group, Inc. 101 Gateway Centre Parkway Richmond, Virginia 23235-5153 (804) 267-8000	Robert E. Spicer, Jr., Esquire Williams Mullen A Professional Corporation 1021 East Cary Street Richmond, Virginia 23219 (804) 643-1991
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

This Post-effective Amendment No. 8 to Registration Statement on Form S-3 (No. 333-113004) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

DEREGISTRATION OF SECURITIES

This Post-effective Amendment No. 8 to the Registration Statement on Form S-3 (File No. 333-113004) (the “Registration Statement”) is being filed by LandAmerica Financial Group, Inc. (the “Company”) to deregister all of its 3.125% Convertible Senior Debentures due 2033 (the “Debentures”) and shares of Company common stock issuable upon conversion of the Debentures that have not been resold by holders of such securities through the Registration Statement as of the effective date of this Post-effective Amendment No. 8. The Company’s obligation to maintain the effectiveness of the Registration Statement has expired pursuant to the terms of that certain Registration Rights Agreement, dated November 26, 2003, between the Company and the initial purchasers of the Debentures.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Chesterfield, Commonwealth of Virginia, on this 14th day of December, 2005.

LANDAMERICA FINANCIAL GROUP, INC.

By:	/S/ G. WILLIAM EVANS
G. William Evans Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charles H. Foster, Jr.	Chairman of the Board and Director	December 14, 2005

* Theodore L. Chandler, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2005

/S/ G. WILLIAM EVANS G. William Evans	Chief Financial Officer (Principal Financial Officer)	December 14, 2005

/S/ CHRISTINE R. VLAHCEVIC Christine R. Vlahcevic	Senior Vice President – Corporate Controller (Principal Accounting Officer)	December 14, 2005

* Janet A. Alpert	Director	December 14, 2005

* Gale K. Caruso	Director	December 14, 2005

* Michael Dinkins	Director	December 14, 2005

* John P. McCann	Director	December 14, 2005

* Robert F. Norfleet, Jr.	Director	December 14, 2005

* Robert T. Skunda	Director	December 14, 2005

* Julious P. Smith, Jr.	Director	December 14, 2005

* Thomas G. Snead, Jr.	Director	December 14, 2005

* Eugene P. Trani	Director	December 14, 2005

* Marshall B. Wishnack	Director	December 14, 2005

*	Holly H. Wenger, by signing her name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission as part of the Registration Statement.

December 14, 2005	/S/ HOLLY H. WENGER
Holly H. Wenger Senior Vice President